EXHIBIT 16.1

Mendoza, Berger & Company, L.L.P.

Certified Public Accountants

January 4, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Rockwall Holdings, Inc. File No. 000-33153

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Rockwall Holdings, Inc. dated January 4, 2011, for the event that occurred on January 4, 2011, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza, Berger & Company, LLP

Irvine, CA